Exhibit 99

Dollar General Corporation Appoints Jerry W. “JJ” Fleeman Jr., as Chief Executive Officer

Fleeman to succeed Todd Vasos as CEO effective January 1, 2027

GOODLETTSVILLE, Tenn. – (BUSINESS WIRE) – March 24, 2026 – Dollar General Corporation (NYSE: DG) today announced that its Board of Directors has appointed Jerry W. “JJ” Fleeman Jr., to succeed Todd Vasos as Chief Executive Officer (CEO) of Dollar General effective January 1, 2027. The Board intends to appoint Fleeman to serve as a director upon the effective date of the transition.

To assist in the transition, Vasos will continue to serve as CEO until the effective date of the transition, at which time he will serve as Senior Advisor through April 2, 2027. Following the transition, Vasos is expected to remain a member of the Board.

“On behalf of the Board of Directors, I want to express our deep appreciation for Todd's many years of service to Dollar General, including his two terms as CEO. Todd’s steadfast leadership, commitment to our values, and dedication to our employees, customers, communities, and shareholders have shaped this Company in lasting ways. He led Dollar General through transformative change, accelerated growth, and a disciplined return to retail fundamentals, and shaped a stronger, more resilient and strategically focused organization,” said David Rowland, Dollar General’s Chairman of the Board of Directors.

“The Board is looking forward to building on this strong trajectory under the leadership of JJ Fleeman, who brings more than 35 years of experience in grocery retail across strategy, operations, marketing, merchandising and digital innovation,” continued Rowland. “He has a proven CEO track record of establishing a clear strategic vision and driving measurable results. His leadership reflects a deep commitment to strengthening customer relationships, driving strong cultures that enable meaningful employee experiences, and creating lasting impact across the communities he serves.”

During Vasos’ combined ten years as CEO from 2015-2022 and from 2023-present, he has led the Company through periods of significant strategic advancement, robust new store growth and format evolution, digital innovation, and international expansion. Under his leadership, Dollar General launched DG Fresh in 2019 to self-distribute frozen and refrigerated goods, accelerated nonconsumables growth with the 2020 introduction of pOpshelf, and strengthened the Company’s digital presence through the DG Media Network, enhanced app and loyalty offerings, and delivery options. He also expanded access to affordable fresh produce now in more than 7,000 stores, introduced the DG Private Fleet driver program, and guided the Company’s international expansion to Mexico with Mí Super Dollar General.

"Leading our employees, serving our customers, and supporting our communities as CEO has been the defining privilege of my career. Together, we ushered in an era of unrivaled growth while staying true to our mission of Serving Others,” Vasos said. “As a Board member, I had the privilege of participating in the search for our next CEO, and after spending time with JJ and gaining insight into both his servant leadership approach and his eye for retail, I am fully confident in his capability to lead Dollar General into our next chapter of growth and service.”

Fleeman has served as Chief Executive Officer of Ahold Delhaize USA, Inc., a division of global food retailer Ahold Delhaize, and the parent company of leading U.S. omnichannel grocery brands, Food Lion,

Giant Food, The GIANT Company, Hannaford Supermarkets, and Stop & Shop from April 2023. He has also served as a member of the Ahold Delhaize Management Board since April 2023.

During his more than 35 years in grocery retail with Ahold Delhaize companies, Fleeman held a diverse array of roles in strategy, operations, marketing, and merchandising, including President of Peapod Digital Labs from May 2018 to April 2023. In this role, he was responsible for the digital and commercial strategy for Ahold Delhaize USA companies and led the creation of a proprietary e-commerce platform, along with digital and loyalty strategies focused on growing customer relationships. Before leading Peapod Digital Labs, Fleeman served in a wide range of leadership roles for the companies of Ahold Delhaize USA and its predecessor organizations in all aspects of retail from strategy, merchandising, store operations, digital, loyalty, marketing, business development, and store portfolios.

Fleeman’s corporate biography may be obtained by visiting the DG Newsroom.

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About Dollar General Corporation

Dollar General Corporation (NYSE: DG) is proud to serve as America’s neighborhood general store. Founded in 1939, Dollar General lives its mission of Serving Others every day by providing access to affordable products and services for its customers, career opportunities for its employees, and literacy and education support for its hometown communities. As of January 30, 2026, the Company’s 20,893 Dollar General, DG Market, DGX and pOpshelf stores across the United States and Mi Súper Dollar General stores in Mexico provide everyday essentials including food, health and wellness products, cleaning and laundry supplies, self-care and beauty items, and seasonal décor from our high-quality private brands alongside many of the world’s most trusted brands such as Coca Cola, PepsiCo/Frito-Lay, General Mills, Hershey, J.M. Smucker, Kraft, Mars, Nestlé, Procter & Gamble and Unilever.

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investorrelations@dollargeneral.com

Media Contact:

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